UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 16, 2011

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2011, Amyris Brasil Ltda. (“AB”), a Brazilian subsidiary of the registrant, Amyris, Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with Banco Nacional de Desenvolvimento Econômico e Social – BNDES (the “Lender”) that provides AB with a credit line of up to R$22,353,000 (approximately US$12.4 million based on the exchange rate at November 21, 2011) as project financing for a production site in Brazil. The credit line is divided into an initial tranche for up to approximately R$19.1 million and an additional tranche of approximately R$3.3 million that becomes available upon delivery of additional guarantees (as described in more detail below).

The credit line is available for 12 months from the date of the Credit Agreement, subject to extension by the Lender. The principal of loans under the Credit Agreement is required to be repaid in 60 monthly installments, with the first installment due in January 2013 and the last due in December 2017. Interest will be due initially on a quarterly basis with the first installment due in December 2011. From and after January 2013, interest payments will be due on a monthly basis together with principal payments. The loaned amounts carry interest of 7% per year.

The credit line includes the following terms:

•	The credit line is secured by certain equipment and other tangible assets of AB.

•	Prior to any installments being advanced under the credit line, the Company is required to provide a corporate guarantee of AB’s obligations under the Credit Agreement.

•

AB is required to provide a bank guarantee equal to 10% of all advances in the first tranche (up to R$19.1 million in total debt) under the Credit Agreement. For advances in the second tranche (above R$19.1 million), AB is required to provide additional bank guarantees equal to 100% of each such advance, plus additional AB guarantees equal to at least 130% of such advance.

•

The Credit Agreement contains customary events of default, including payment failures, failure to satisfy other obligations under the Credit Agreement or related documents, defaults in respect of other indebtedness, bankruptcy, insolvency and inability to pay debts when due, material judgments, and changes in control of AB. If any event of default under the Credit Agreement occurs, the Lender may terminate its commitments and declare immediately due all borrowings under the facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 22, 2011	By:	/s/ Jeryl Hilleman
Jeryl Hilleman Chief Financial Officer